Exhibit 99.1
SKILLED HEALTHCARE GROUP REPORTS THIRD QUARTER 2008 RESULTS
FOOTHILL RANCH, Calif.—November 6, 2008—Skilled Healthcare Group, Inc. (NYSE: SKH) today announced its unaudited consolidated financial operating results for the three- and nine-month periods ended September 30, 2008.
Consolidated Results of Operations for the Third Quarter of 2008
For the third quarter of 2008, Skilled Healthcare reported net income of $9.6 million, or $0.26 per diluted share, as compared to net income of $6.9 million, or $0.19 per diluted share, in the third quarter of 2007.
Revenues in the third quarter of 2008 totaled $182.5 million, an increase of 13.0% from $161.5 million in the corresponding prior year period. Revenues in the third quarter of 2008 from Skilled Healthcare’s long-term care services segment, comprising skilled nursing and assisted living facilities, were $159.7 million, an increase of 13.1% from the third quarter of 2007. Approximately $16.0 million or 11.3 percentage points of the increase in long-term care services revenues resulted from healthcare facilities acquired or developed after July 1, 2007. Revenues in the third quarter of 2008 from Skilled Healthcare’s ancillary services segment, comprising rehabilitation therapy and hospice services, were $22.8 million, an increase of 12.3% from the third quarter of 2007. Approximately $1.9 million, or 9.4 percentage points, of the increase in ancillary services revenues resulted from the acquisition of two hospice businesses in New Mexico in September 2007.
Adjusted earnings before interest, taxes, depreciation and amortization, or Adjusted EBITDA, were $26.6 million in the third quarter of 2008, an increase of $1.0 million, or 3.8%, over the third quarter of 2007. Adjusted EBITDA reflects the non-GAAP adjustments to net income that are reflected in the financial tables of this press release. Skilled mix was 23.0% in the third quarter of 2008, as compared to 23.4% in the third quarter of 2007. Excluding the ten skilled nursing facilities in New Mexico, which Skilled Healthcare acquired in September 2007, skilled mix was 23.6% in the third quarter of 2008. Skilled mix is defined as the number of Medicare and non-Medicaid managed care patient days at the company’s skilled nursing facilities divided by the total number of patient days at the company’s skilled nursing facilities for any given period.
Boyd Hendrickson, Chairman and Chief Executive Officer commented, “First, I would like to thank all of our facility employees for their dedicated service this quarter. They are the backbone of this Company and we appreciate their hard work and commitment to patient care. I would also like to congratulate our facility employees for their heroic efforts in safely evacuating three of our subsidiary facilities before the hurricanes hit in September.  Their dedication and work ethic in the face of their own personal and family needs arising from the hurricanes, is a testament of their commitment to and caring for the patients they serve. ”
Mr. Hendrickson continued, “Next, in turning our focus to third quarter results, the reduction in occupancy levels from the second quarter reflects the seasonality that our industry traditionally experiences during this period each year, coupled with competitive pressures in some markets.  These shortfalls should be reversed as we transition towards the seasonal peak of our operating cycle in the coming quarters.  While we recorded a significant charge in new reserves against accounts receivable in our ancillary business, we also benefited from the reversal of insurance and tax reserves, now deemed unnecessary.  Finally, in September 2008, we acquired seven assisted living facilities in Kansas which fits well with our existing ten facility Vintage Park platform.  We expect the new facilities to be marginally accretive to earnings this year.”
Consolidated Results of Operations for the First Nine Months of 2008
For the first nine months of 2008, Skilled Healthcare reported net income attributable to common stockholders of $26.9 million, or $0.73 per diluted share, as compared to net income attributable to common stockholders of $2.6 million, or $0.11 per diluted share, in the first nine months of 2007.
Revenues in the first nine months of 2008 totaled $543.5 million, an increase of 18.9% from $457.2 million in the corresponding prior year period. Revenues in the first nine months of 2008 from Skilled Healthcare’s long-term care services segment were $477.4 million, an increase of 19.6% from the first nine months of 2007. Approximately $60.0 million, or 15.0 percentage points, of the increase in long-term care services revenues resulted from healthcare facilities acquired or developed after January 1, 2007. Revenues in the first nine months of 2008 from Skilled Healthcare’s ancillary services segment were $66.1 million, an increase of 14.2% from the first nine months of 2007. Approximately $6.1 million, or 10.5 percentage points, of the increase in ancillary services revenues resulted from the acquisition of two hospice businesses in New Mexico in September 2007.

Adjusted earnings before interest, taxes, depreciation and amortization, or Adjusted EBITDA, were $84.0 million in the first nine months of 2008, an increase of $9.4 million, or 12.7%, over the first nine months of 2007. Skilled mix remained unchanged at 24.4% in the first nine months of 2008, compared to the same period last year. Excluding our New Mexico facilities which were acquired in September 2007, skilled mix was 25.2% in the first nine months of 2008.
Outlook
Skilled Healthcare is updating its 2008 full year guidance and expects revenue to be between $730 million and $740 million and net income per diluted share to be between $0.98 and $1.03. EBITDA is expected to be in the range of $115 million to $119 million and EBITDAR is expected to be in the range of $134 million to $138 million.
Conference Call
A conference call and webcast will be held today, Thursday, November 6, 2008, at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) to discuss Skilled Healthcare’s consolidated financial results for the third quarter of 2008 and its outlook for the future.
To participate in the call, interested parties may dial 866-700-7441 and reference passcode 49348401. Alternatively, interested parties may access the call in listen-only mode via Skilled Healthcare’s Web site, www.skilledhealthcaregroup.com. A replay of the conference call will be available on Skilled Healthcare’s Web site or by dialing 888-286-8010 and referencing passcode 63658993.
About Skilled Healthcare Group
Skilled Healthcare Group, Inc. subsidiaries operate skilled nursing facilities and a rehabilitation therapy business, which focus on creating a culture that attracts and retains an innovative, caring and ethical team that provides high-quality care to patients, and has a strong reputation for treating patients who require a high level of skilled nursing care and extensive rehabilitation therapy. We also provide other related healthcare services, including assisted living care and hospice care. References made in this release to Skilled Healthcare, “the Company”, “we”, “us” and “our” refer to Skilled Healthcare Group, Inc and each of its subsidiaries. More information about Skilled Healthcare is available at its Web site — www.skilledhealthcaregroup.com.
Forward-Looking Statements
This release includes “forward-looking statements”. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include the statements made by Mr. Hendrickson and the outlook for Skilled Healthcare’s financial performance and future actions of Skilled Healthcare. These forward-looking statements are based on current expectations and projections about future events.
Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Skilled Healthcare may differ materially from that expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the factors described in Skilled Healthcare’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein) and in our subsequent reports on Form 10-Q and Form 8-K.
Any forward-looking statements are made only as of the date of this release. Skilled Healthcare disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.

Skilled Healthcare Group, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenue	$182,474	$161,468	$543,549	$457,215
Expenses:
Cost of services (exclusive of rent cost of revenue and depreciation and amortization shown below)	145,749	127,761	430,148	361,233
Rent cost of revenue	4,771	3,235	13,733	8,456
General and administrative	5,992	5,073	17,748	14,209
Depreciation and amortization	5,301	4,420	15,534	12,619

	161,813	140,489	477,163	396,517

Other income (expenses):
Interest expense	(9,207)	(9,914)	(28,022)	(33,933)
Premium on redemption of debt and write-off of related deferred financing costs	—	—	—	(11,648)
Interest income	169	384	506	1,298
Other income (expense)	(110)	(159)	198	(62)
Equity in earnings of joint venture	624	381	1,733	1,274
Change in fair value of interest rate hedge	—	(6)	—	(40)

Total other income (expenses), net	(8,524)	(9,314)	(25,585)	(43,111)

Income before provision for income taxes	12,137	11,665	40,801	17,587
Provision for income taxes	2,561	4,801	13,857	7,622

Net income	9,576	6,864	26,944	9,965
Accretion on preferred stock	—	—	—	(7,354)

Net income attributable to common stockholders	$9,576	$6,864	$26,944	$2,611

Net income per share data:
Net income per common share, basic	$0.26	$0.19	$0.74	$0.11

Net income per common share, diluted	$0.26	$0.19	$0.73	$0.11

Weighted average common shares outstanding, basic	36,578	36,236	36,562	23,966

Weighted average common shares outstanding, diluted	36,909	36,917	36,888	24,651

Skilled Healthcare Group, Inc.
Condensed Consolidated Balance Sheet and Cash Flow Data
(In thousands)
(Unaudited)

	September 30,	December 31,
	2008	2007
Balance Sheet Data:
ASSETS
Cash and cash equivalents	$4,327	$5,012
Other current assets	144,185	145,292
Property and equipment, net	335,854	294,281
Other assets	522,936	525,522

Total assets	$1,007,302	$970,107

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities less current portion of long-term debt	$78,479	$88,847
Current portion of long-term debt and capital leases	10,278	6,335
Other long-term liabilities	48,212	48,355
Long-term debt and capital leases, less current portion	468,027	452,101
Stockholders’ equity	402,306	374,469

Total liabilities and stockholders’ equity	$1,007,302	$970,107

	Nine Months Ended September 30,
	2008	2007
Cash Flow Data:
Net cash provided by operating activities	$42,673	$15,483
Net cash used in investing activities	$(53,646)	$(111,080)
Net cash provided by financing activities	$10,288	$93,101

Skilled Healthcare Group, Inc.
Consolidated Key Performance Indicators
(Unaudited)
     The following table summarizes our key performance indicators, along with other statistics, for each of the dates or periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Occupancy statistics (skilled nursing facilities):

Available beds during period	9,063	8,258	9,038	7,835
Available patient days	833,812	759,716	2,476,453	2,146,749
Actual patient days	700,849	647,153	2,093,953	1,822,396
Occupancy percentage	84.1%	84.8%	84.6%	84.8%
Skilled mix	23.0%	23.4%	24.4%	24.4%
Percentage of Medicare days in the upper nine RUG categories(1)	40.1%	38.7%	40.1%	38.6%
Average daily number of patients	7,618	7,034	7,642	6,675
EBITDA(2) (in thousands)	$26,476	$25,615	$83,851	$62,841
Adjusted EBITDA (2) (in thousands)	$26,586	$25,621	$83,961	$74,529
Adjusted EBITDA margin	14.6%	15.9%	15.4%	16.3%
Adjusted EBITDAR (2) (in thousands)	$31,357	$28,856	$97,694	$82,985
Adjusted EBITDAR margin	17.2%	17.9%	18.0%	18.2%
Revenue per patient day (skilled nursing facilities)
Medicare	$533	$501	$518	$490
Managed care	357	356	358	353
Medicaid	140	132	137	129
Private and other	154	149	156	151
Weighted average for all	$222	$212	$222	$213
Revenue from: (total company)

Medicare	35.9%	36.2%	36.8%	37.1%
Managed care, private pay and other	32.0	32.3	32.1	32.4

Quality mix	67.9	68.5	68.9	69.5
Medicaid	32.1	31.5	31.1	30.5

Total	100.0%	100.0%	100.0%	100.0%

	As of September 30,
	2008	2007
Facilities:
Skilled nursing facilities (at end of period):
Owned	51	49
Leased	24	25

Total skilled nursing facilities	75	74

Total licensed beds	9,335	9,183
Assisted living facilities (at end of period):
Owned	19	11
Leased	2	2

Total assisted living facilities	21	13

Total licensed beds	1,251	931
Total facilities (at end of period)	96	87
Percentage owned facilities (at end of period)	72.9%	69.0%

(1)	As of January 1, 2006, the Medicare resource utilization group, or RUG, categories were expanded from 44 to 53. This measures the percentage of our Medicare days that were generated by patients for whom we are reimbursed under one of the nine highest paying RUG categories.

(2)	EBITDA, Adjusted EBITDA and Adjusted EBITDAR are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as net income before depreciation, amortization and interest expense (net of interest income) and the provision for (benefit from) income taxes. Adjusted EBITDA excludes certain special charges that are included in EBITDA. We define EBITDAR as net income before depreciation, amortization and interest expense (net of interest income), the provision for (benefit from) income taxes and facility rent expense.

Skilled Healthcare Group, Inc.
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(amounts in thousands)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Net income	$9,576	$6,864	$26,944	$9,965
Interest expense, net of interest income	9,038	9,530	27,516	32,635
Provision for income taxes	2,561	4,801	13,857	7,622
Depreciation and amortization expense	5,301	4,420	15,534	12,619

EBITDA	26,476	25,615	83,851	62,841

Premium on redemption of debt and write-off of related deferred financing costs	—	—	—	11,648
Loss on sale of asset	110	—	110	—
Change in fair value of interest rate hedge	—	6	—	40

Adjusted EBITDA	26,586	25,621	83,961	74,529
Rent cost of revenue	4,771	3,235	13,733	8,456

Adjusted EBITDAR	$31,357	$28,856	$97,694	$82,985

     We believe that the presentation of EBITDA, Adjusted EBITDA and adjusted EBITDAR provide useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of the financial performance and prospects for the future of our core business activities. Specifically, we believe that a report of EBITDA, Adjusted EBITDA and Adjusted EBITDAR provide consistency in our financial reporting and provides a basis for the comparison of results of core business operations between our current, past and future periods. EBITDA, Adjusted EBITDA and Adjusted EBITDAR are primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business from period-to-period without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues and gains that are unrelated to the day-to-day performance of our business. We also use EBITDA, Adjusted EBITDA and Adjusted EBITDAR to benchmark the performance of our business against expected results, to analyze year-over-year trends, as described below, and to compare our operating performance to that of our competitors.
     Management uses EBITDA, Adjusted EBITDA and Adjusted EBITDAR to assess the performance of our core business operations, to prepare operating budgets and to measure our performance against those budgets on an administrative services, segment and a facility by facility level. We typically use Adjusted EBITDA and Adjusted EBITDAR for these purposes at the administrative services level (because the adjustments to EBITDA and EBITDAR are not generally allocable to any individual business unit) and we typically use EBITDA and EBITDAR to compare the operating performance of each skilled nursing and assisted living facility, as well as to assess the performance of our operating segments: long term care services, which includes the operation of our skilled nursing and assisted living facilities; and ancillary services, which includes our rehabilitation therapy and hospice businesses. EBITDA, Adjusted EBITDA and Adjusted EBITDAR are useful in this regard because they do not include such costs as interest expense (net of interest income), income taxes, depreciation and amortization expense and special charges, which may vary from business unit to business unit and period to period depending upon various factors, including the method used to finance the business, the amount of debt that we have determined to incur, whether a facility is owned or leased, the date of acquisition of a facility or business, the original purchase price of a facility or business unit or the tax law of the state in which a business unit operates. Adjusted EBITDAR excludes facility rent expense and is useful in comparing leased facilities to owned facilities. These types of charges are dependent on factors unrelated to our underlying business. Additionally, we believe that the use of EBITDA and Adjusted EBITDA provide a meaningful and consistent comparison of our underlying business between periods by eliminating certain items required by GAAP which have little or no significance in our day-to-day operations.
     We also make capital allocations to each of our facilities based on expected EBITDA returns and establish compensation programs and bonuses for our facility level employees that are based in part upon the achievement of pre-established EBITDA and Adjusted EBITDA targets.

Skilled Healthcare Group, Inc.
Reconciliation of Forecasted Net Income to Forecasted EBITDA
Year Ending December 31, 2008
(in millions)
Reconciliation of Forecasted Net Income to EBITDA:

	Outlook
	Low	High
GAAP net income guidance	$36.0	$38.0
Interest expense, net of interest income and other	37.0	37.0
Provision for income taxes	21.0	23.0
Depreciation and amortization expense	21.0	21.0

EBITDA guidance	115.0	119.0
Rent cost of revenue	19.0	19.0

EBITDAR guidance	$134.0	$138.0